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                                                                      EXHIBIT 24

                              POWER OF ATTORNEY

                  Directors and Certain Officers of TRW Inc.

         THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint M. A. Coyle, J. C. Diggs, W. A. Fullmer, K. A. Weigand and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (1) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in The TRW Employee Stock Ownership and Stock Savings Plan and shares of TRW Common Stock offered in connection therewith; (2) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in The TRW Canada Stock Savings Plan and shares of TRW Common Stock offered in connection therewith; (3) a Registration Statement or amendments to previously filed Registration Statements relating to stock options, stock appreciation rights, restricted stock, performance shares and other stock-based grants granted or to be granted pursuant to the 1997 TRW Long-Term Incentive Plan, the 1994 TRW Long-Term Incentive Plan, the 1989 TRW Long-Term Incentive Plan, and stock options and stock appreciation rights granted or to be granted pursuant to the 1984 Stock Option Plan and the 1979 Stock Option Plan, each as amended, and shares of TRW Common Stock offered in connection therewith; (4) any and all amendments (including post-effective amendments), prospectuses and exhibits to such Registration Statements; and (5) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which any such Registration Statements relate, with full power and authority to take or cause to be taken such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such documents.

         EXECUTED the dates set forth below.

/s/ J. T. Gorman                            /s/ P. S. Hellman                        /s/ C. G. Miller
-----------------------------               ------------------------------           ---------------------------
J. T. Gorman,                               P. S. Hellman,                           C. G. Miller,
Chairman of the Board,                      President,                               Executive Vice President
Chief Executive Officer                     Chief Operating Officer                  and Chief Financial Officer
and Director                                and Director                             February 4, 1997
February 4, 1997                            February 4, 1997



/s/ T. A. Connell                                                                    /s/ M. Feldstein
-----------------------------               ------------------------------           ---------------------------
T. A. Connell, Vice President               M. H. Armacost, Director                 M. Feldstein, Director
and Controller                              February 4, 1997                         February 4, 1997
February 4, 1997



/s/ R. M. Gates                             /s/ C. H. Hahn                           /s/ G. H. Heilmeier
-----------------------------               ------------------------------           ---------------------------
R. M. Gates, Director                       C. H. Hahn, Director                     G. H. Heilmeier, Director
February 4, 1997                            February 4, 1997                         February 4, 1997



/s/ K. N. Horn                              /s/ E. B. Jones                          /s/ W. S. Kiser
-----------------------------               ------------------------------           ---------------------------
K. N. Horn, Director                        E. B. Jones, Director                    W. S. Kiser, Director
February 4, 1997                            February 4, 1997                         February 4, 1997



/s/ D. B. Lewis                             /s/ J. T. Lynn                           /s/ L. M. Martin
-----------------------------               ------------------------------           ---------------------------
D. B. Lewis, Director                       J. T. Lynn, Director                     L. M. Martin, Director
February 4, 1997                            February 4, 1997                         February 4, 1997



/s/ J. D. Ong                               /s/ R. W. Pogue
-----------------------------               ------------------------------
J. D. Ong, Director                         R. W. Pogue, Director
February 4, 1997                            February 4, 1997



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